Exhibit 99.7

PRELIMINARY COPIES — SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.	To approve the issuance of Sabra Health Care REIT, Inc. (“Sabra”) common stock in connection with the merger ( the “Merger”) of Care Capital Properties, Inc., a Delaware corporation (“CCP”) with and into PR Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sabra (“Merger Sub”), with Merger Sub continuing as the surviving company in the Merger, pursuant to the Agreement and Plan of Merger, dated as of May 7, 2017, by and among Sabra, CCP, Merger Sub, Care Capital Properties, LP, a Delaware limited partnership, and Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Sabra Common Stock Issuance Proposal”).	☐	☐	☐

2.	To approve the adjournment of the Sabra special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Sabra Common Stock Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal.	☐	☐	☐

NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB#			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000340999_1    R1.0.1.15

02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and the related Proxy Statement/Prospectus is/are available at www.proxyvote.com

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SABRA HEALTH CARE REIT, INC. Special Meeting of Stockholders August xx, 2017 at xx local time This proxy is solicited by the Board of Directors

The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Richard K. Matros and Harold W. Andrews, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SABRA HEALTH CARE REIT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on August xx, 2017 at xx local time, at Sabra’s Headquarters, 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and any adjournments or postponements thereof. The proposals referred to on the reverse side hereof are described in the Proxy Statement that is being delivered in connection with the Special Meeting of Stockholders.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY.

Continued and to be signed on reverse side

0000340999_2    R1.0.1.15